Exhibit 99.1

Bionik Laboratories Reports First Quarter Fiscal Year 2017 Financial Results and Provides Business Update

TORONTO and BOSTON – August 16, 2016 – Bionik Laboratories Corp. (OTCQX: BNKL) (“Bionik” or the "Company"), a global pioneering robotics company focused on providing rehabilitation solutions to individuals with neurological disorders announced today its financial results for the first quarter of the 2017 fiscal year ended June 30, 2016. The Company also provided a summary of recent corporate highlights and an overview of expected near-term milestones.

Recent Corporate Highlights

•	Announced the expansion of management team with appointment of well-established and successful commercial leader in medical and healthcare technology, Tim McCarthy, as Chief Commercialization Officer;
•	Announced additional key appointments for expansion of sales team to launch commercial strategy;
•	Completed the acquisition of Interactive Motion Technologies, Inc. (IMT) and combined Bionik and IMT teams with formation of bolstered Bionik executive management team;
•	Achieved 50% target enrollment for landmark RATULS Research Study of robot-assisted training - largest trial conducted to date in robotic rehabilitation; and
•	Announced partnership with IBM to develop unique analytics system and apply sophisticated machine learning algorithms to improve the outcomes of neurological rehabilitation, beginning with ARKE, the Company’s lower body exoskeleton.

Peter Bloch, Chief Executive Officer and Chairman of the Board stated, “The first half of 2016 was marked by the transformation of Bionik through the acquisition of IMT and the significant expansion of our product portfolio. As we continue through the rest of 2016 and beyond, we remain committed to executing on our strategic imperatives with a keen focus on market expansion and revenue generation of our commercial products and driving our development products towards approval in key markets. The recent key appointment of our Chief Commercialization Officer, combined with the expansion of our commercial team, is an integral step forward in successfully executing our business strategy and lays the foundation as we seek to develop a strong commercial engine to drive near and long-term value.”

Upcoming Milestones Expected to Drive Value

•	Execute strategy of market expansion and revenue growth of newly added commercial products;
•	Progress towards commercialization of two development products: the InMotion ANKLE™, for individuals suffering from problems of walking and gait associated with neurological disorders; and a lower extremity product under development at MIT connected to Bionik’s MIT License Agreement, which is expected to be transferred to the Company later in 2016, at which time clinical plans will be determined;

•	Continue validation testing of ARKE;
•	Prepare for filing of regulatory approvals of ARKE with Health Canada and the European Medicines Agency (EMA);
•	Continue execution of growth strategy through additional licensing and acquisition transactions;
•	Complete phase one of the IBM development project for ARKE;
•	Continue to maintain a rigorous patent protection program for the Company’s proprietary robotic and technological intellectual property; and
•	Completion of enrollment of the 720 stroke patients in the RATULS Research study of robot-assisted training.

Summary of Financial Results for the First Quarter Ended June 30, 2016 of the Fiscal Year 2017 Ending March 31, 2017

For the quarter ended June 30, 2016, the Company reported a comprehensive loss of $2,322,772 resulting in a loss per share of $0.03, compared to a comprehensive loss of $1,501,618 for the quarter ended June 30, 2015, resulting in a loss per share of $0.02. The increase in the comprehensive losses from 2015 to 2016 is due to:

•	Legal, accounting and other one time costs associated with the closing of the acquisition of IMT;
•	Legal, accounting and other one time costs associated with changing the Company’s year end from December to March in order to prepare the Company for a proposed future Nasdaq uplist;
•	Legal and accounting costs and other one time costs connected to the Company’s contractual obligations to register investor’s common shares;
•	The inclusion of IMT’s administration costs since April 21, 2016; and
•	Incremental investor relations and recruiting costs associated with these changes.

In addition, the change in fair value of warrant derivative liability has been largely offset by a decrease in stock compensation expense during the first quarter.

The Company ended the quarter ended June 30, 2016 with $2,749,953 of cash and cash equivalents and has a working capital deficit of $3,704,539. Excluding the non-cash warrant derivative liability, working capital would be $1,822,510.

Bionik Laboratories Corp.

Condensed Consolidated Interim Balance Sheets

(Amounts expressed in US Dollars)

	As at June 30, 2016 (Unaudited)	As at March 31, 2016 (Audited)
	$	$
Assets
Current
Cash and cash equivalents	2,749,953	5,381,757
Accounts receivable	120,360	-
Prepaid expenses and other receivables	188,430	231,733
Inventories	260,259	-
Due from related parties	41,623	41,445
Short term advances	-	125,153
Loan receivable	-	379,908
Total Current Assets	3,360,625	6,159,996
Equipment	126,336	76,750
Intangible Assets and Goodwill	27,888,979	-
Total Assets	31,375,940	6,236,746

Liabilities and Shareholders' Deficiency
Current
Current portion of Lease Payable	4,603	-
Accounts Payable	377,045	320,871
Accrued liabilities	848,281	515,979
Promissory Notes payable	221,699	-
Customer Deposits	86,487	-
Warrant Derivative Liability	5,527,049	5,135,990
	7,065,164	5,972,840

Demand Notes payable	328,840	-
Lease Payable	18,032	-
Total Liabilities	7,412,036	5,972,840
Shareholders' Equity
Preferred Stock, par value $0.001; Authorized 10,000,000 Special Voting Preferred Stock, par value $0.001; Authorized - 1; Issued and outstanding - 1 (March 31, 2016 – 1)	-	-
Common Shares, par value $0.001; Authorized - 150,000,000 (March 31, 2016 – 150,000,000); Issued and outstanding – 35,052,384 and 50,000,000 Exchangeable Shares (March 31, 2016 – 22,591,292 and 50,000,000 Exchangeable Shares)	85,052	72,591
Shares to be issued	11,083,954	-
Additional paid in capital	26,727,501	11,801,146
Deficit	(13,974,752)	(11,651,980)
Accumulated other comprehensive income	42,149	42,149
Total Shareholders' Equity	23,963,904	263,906
Total Liabilities and Shareholders' Equity	31,375,940	6,236,746

Bionik Laboratories Corp.

Condensed Consolidated Interim Statements of Operations and Comprehensive Loss

For the three month periods ended June 30, 2016 and 2015 (unaudited)

(Amounts expressed in U.S. Dollars)

	Three months ended June 30, 2016	Three months ended June 30, 2015
	$	$
Sales	164,191	-
Cost of Sales	58,875	-
Gross Margin	105,316	-

Operating expenses
Sales and marketing	82,198	-
Research and development	417,790	609,823
General and administrative	1,303,614	510,229
Share-based compensation expense	219,248	1,297,558
Depreciation	10,163	17,002
Total operating expenses	2,033,013	2,434,612

Other expenses (income)
Interest expense	15,234	9,963
Other income	(11,218)	(25,208)
Change in fair value of warrant derivative liability	391,059	(917,749)

Total other expenses (income)	395,075	(932,994)

Net loss and comprehensive loss for the period	(2,322,772)	(1,501,618)

Loss per share - basic and diluted	$(0.03)	(0.02)

Weighted average number of shares outstanding – basic and diluted	82,050,549	68,765,736

About Bionik Laboratories

Bionik Laboratories (OTCQX: BNKL), is a global, pioneering robotics company focused on providing rehabilitation solutions to individuals with neurological disorders. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and paraplegic patients, including three products on the market and three products in varying stages of development. The InMotion Systems - the InMotion ARM™, InMotionWrist™, InMotion Hand™ and InMotion Ankle™, are designed to provide intelligent, patient-adaptive therapy in a manner that has been clinically verified to maximize neuro-recovery. Bionik is also developing a lower-body exoskeleton, ARKE™, designed to allow paraplegics as well as other wheelchair users the ability to rehabilitate through walking. ARKE is expected to be designed to continually adapt to a patient’s ability and provide real time feedback to the physiotherapist through the use of Bionik’s proprietary data collection and analytics cloud network through its partnership with IBM.

For more information, please visit www.bioniklabs.com and connect with us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the successful integration of IMT with Bionik and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Bionik Laboratories, Inc. Investor and Media Contact:
Jenene Thomas
Jenene Thomas Communications, LLC
(908) 996-0239

jenene@jenenethomascommunications.com

SOURCE: Bionik Laboratories Corp.

###